Exhibit 7.2(a)

                       List of MainStreet Equipment Leases

                                 [See Attached]

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                                 EXHIBIT 7.2(A)
                               LIST OF MAINSTREET
                                EQUIPMENT LEASES


CAPITAL LEASES:

                                                                                           TOTAL
                                                                           ORIGINAL        LEASE        MONTH        MONTH
LESSOR:                         LOCATION:         EQUIPMENT:                 COST:        PAYMENTS:    STARTED      ENDING
-------                         ---------         ----------                 -----        ---------    -------      ------
BB&T LEASING CORPORATION        Tucker            XMA X-Ray System         18,600.00     24,180.48     Dec-96       Nov-00
P.O. Box 400
Asheville, NC 28802

AFFILIATED CAPITAL              Snellville        Matrix Pro-Elecdt        20,145.00     22,042.08     Jun-97       May-00
Finance Administration
P.O. Box 1207
Northbrook, IL 60065

MICHAEL DARE                    Lawrenceville     Matrix Pro-Elecdt        20,145.00     20,145.00     Aug-97       Mar-99
4704 Lavista Rd
Tucker, GA 30084

ROBERT RIDDETT                  Snapfinger        Matrix Pro-Elecdt        23,650.00     23,650.00     Aug-97       Jul-99
51 Hanarry Dr.
Lawrenceville, GA 30045

BELL SOUTH FINANCIAL SERV       Snapfinger        Norstar Tele System                    10,726.18     Feb-95       Jan-99
P.O. Box 105679
Atlanta, GA 30348

STATE BANK OF SOUTH ORANGE      Snapfinger        Biomedics EKG Syst       16,922.00     26,447.00     Jun-97       Oct.01
Valley & Third Street
South Orange, NJ 07079

COPELCO CAPITAL                 Mobile            BioSound AU3 System      58,000.00     68,381.00     May-97       Apr-02
700 East Gate Drive
Mt. Laurel, NJ 08054

AFFILIATED CAPITAL              Snapfinger        Neurometer CPT Sys       11,545.00     11,298.96     Jun-97       May-00
Finance Administration
P.O. Box 1207
Northbrook, IL 60065



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                                 EXHIBIT 7.2(A)  CONTINUED
                               LIST OF MAINSTREET
                                EQUIPMENT LEASES



OPERATING LEASES:

                                                                                       Month
Lessor:                       Location:                  Equipment:                    Ending                          Lessee
------                        --------                   ---------                     ------                          ------
COPELCO CAPITAL               Tucker                     (3) QBC Autoread              May-01                 MainStreet Healthcare
700 East Gate Drive           Lawrenceville
Mt. Laurel, NJ 0054           Covington

PITNEY BOWES                  Tucker                     (7) Meter Equipment           Jun-01                 MainStreet Healthcare
CREDIT                        Stone Mountain
P.O. Box 85460                Covington
Louisville, KY                Lawrenceville
40285                         Knoxville (n)
                              Knoxville (w)
                              Austell

IKON CAPITAL                  Headquarters               (4) Sharp Copiers             Feb-00                 MainStreet Healthcare
1738 Bass Road                Tucker
Macon, GA 31210               Lawrenceville
                              Covington

SYMRNA BANK &                 Austell                    Computer System               Sept-98                MainStreet Healthcare
TRUST
P.O. Box 813000
Smyrna, GA 30080

COPELCO CAPITAL               Snapfinger                 Copier                        Sept-98                MainStreet Healthcare
700 East Gate Drive
Mt. Laurel, NJ
08054

EASTSIDE BANK                 Snellville                 Various F,F,E                 Nov-01                 MainStreet Healthcare
P.O. Box 549
Snellville, GA 30278

FORT MOTOR CREDIT             Mobile                     1996 Ford Van                 Jun-98                 MainStreet Healthcare
P.O. Box 105332
Atlanta, GA 30353


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